             23(d)(3) Amendment to Investment Sub-Advisory Agreement
                            Van Kampen Mid-Cap Growth

                   AMENDMENT TO SUB-ADVISORY AGREEMENT BETWEEN
                      TRANSAMERICA FUND ADVISORS, INC. AND
                        VAN KAMPEN ASSET MANAGEMENT, INC.

THIS AMENDMENT is made as of November 1, 2005 to the Sub-Advisory Agreement dated January 1, 1997, as amended, between Transamerica Fund Advisors, Inc., formerly, AEGON/Transamerica Fund Advisers, Inc., and Van Kampen Asset Management, Inc., formerly, Van Kampen American Capital Asset Management, Inc., on behalf of Van Kampen Emerging Growth, a separate series of AEGON/Transamerica Series Trust (the "Trust"). In consideration of the mutual covenants contained herein, the parties agree as follows:

     FUND NAME CHANGE. Any references to Van Kampen Emerging Growth are revised to mean Van Kampen Mid-Cap Growth, in response to the name change of the Fund, effective November 1, 2005.

In all other respects, the Sub-Advisory Agreement dated January 1, 1997, as amended, is confirmed and remains in full force and effect.

The parties hereto have caused this amendment to be executed as of November 1, 2005.

                                         TRANSAMERICA FUND ADVISORS, INC.


                                         By:
                                             -----------------------------------
                                         Name: T. Gregory Reymann, II
                                         Title: Vice President


                                         VAN KAMPEN ASSET MANAGEMENT, INC.


                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------


                                        1